EXHIBIT 99.1


THE SHARPER IMAGE(R)
650 Davis Street
San Francisco, CA  94111                                 Corporate Headquarters

FOR IMMEDIATE RELEASE
---------------------
April 14, 2003

Contact: Jeff Forgan, Executive Vice President/Chief Financial Officer The Sharper Image
             415/445-1583

        SHARPER IMAGE REPORTS FINAL 2002 FINANCIAL RESULTS IN EXCESS OF
                              PRELIMINARY RESULTS

     San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported that its final fiscal 2002 results will increase to a diluted earnings per share of $1.21 from its preliminary reported $1.12 diluted earnings per share and will increase to a basic earnings per share of $1.29 from its preliminarily reported $1.25 basic earnings per share. Net earnings will increase to $15.9 million from the preliminary reported $15.4 million. The increase in results from those previously reported primarily relates to three accounting corrections which are reflected in the current year. In addition to the impact in fiscal 2002, the effect of these accounting corrections was to increase fiscal 2000 diluted earnings per share to $1.34 from the reported $1.33, while basic earnings per share will decrease to $1.41 from the reported $1.45. The correction will also decrease fiscal 2001's both diluted and basic earnings per share to $0.09 from the reported $0.10 and $0.11 respectively.

     The three accounting corrections are as follows:

o Through the third quarter of fiscal 2002, the Company capitalized and amortized over a two year period a portion of its external package design costs for Sharper Image proprietary products. As a result, the Company wrote off during the first quarter of fiscal 2000 its then capitalized and unamortized external package design costs, and the Company's results now reflect the expense of these amounts as incurred beginning in fiscal 2000.

o The Company has recalculated diluted earnings per share so that for all reporting periods in which net earnings are reported, the weighted average common stock equivalent shares outstanding reflect the impact of the income tax benefit to the Company that will be realized when stock options are exercised. This effectively reduces the diluted shares outstanding and increases diluted earnings per share for these periods.


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o    Through fiscal 2001 the Company recognized direct marketing sales when product was shipped to customers. In the first quarter of fiscal 2002, the Company modified its revenue recognition policy to recognize these sales when the customer received the product, reducing sales and the related cost of sales in that quarter and increasing deferred revenue. The Company has reflected the modification to its revenue recognition policy effective as of the first quarter of fiscal 2000 with a net cumulative effect adjustment of $265,000 as of February 1, 2000.

     The effects of these corrections are reflected in the attached table for each of the applicable years and will be reflected for each of those years in our fiscal 2002 Form 10-K.

     The Company expects the change in the treatment of external package design costs and the modification to the weighted average share calculation to favorably affect fiscal 2003 diluted earnings per share by $0.05.

     Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life easier and more enjoyable. A significant and growing proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company operates over 125 stores throughout the United States, mails millions of its award-winning catalogs each month and advertises through other direct response media including television. The Company's products may also be purchased on the Internet via its online store at sharperimage.com. The Company also has an online auction site where consumers can place bids to win Sharper Image products at lower prices; the auction site is accessed from the home page of the Company's Web site. The Company also markets its products through business-to-business sales for corporate marketing programs and wholesale customers.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such


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forward-looking statements. These risks and uncertainties are discussed in our
Annual Report on Form 10-K under "Factors Affecting Future Operating Results" and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

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


                                                        THE SHARPER IMAGE(R)

         FINANCIAL TABLES (Unaudited)
(Dollars in thousands except per share amounts)

                                               Fiscal Year ended             Fiscal Year ended             Fiscal Year ended
                                               January 31, 2001               January 31, 2002              January 31, 2003
Statements of Operations                  As reported    As adjusted     As reported     As adjusted     Preliminary         Final
                                        -------------  -------------    -------------  -------------    ------------   -----------
Revenues                                    $ 421,136      $ 420,723        $ 396,199      $ 396,220       $ 522,044     $ 523,294

Cost of products                              212,943        212,733          189,454        189,551         229,934       230,044
Buying and occupancy                           31,226         32,481*          38,641         39,901*         46,461        48,185*
Advertising and promotion                      54,634         54,634           68,479         68,479          97,360        97,360
General, selling and administrative            95,265         94,150*          97,518         96,464*        121,913       120,556 *
                                        -------------  -------------    -------------  -------------    ------------   -----------

Operating income                               27,068         26,725            2,107          1,825          26,376        27,149
Other income (expense)-net                      2,014          2,014               53             53            (193)         (193)
                                        -------------  -------------    -------------  -------------    ------------   -----------
Earnings before income tax                     29,082         28,739            2,160          1,878          26,183        26,956

Income tax expense                             11,633         11,496              864            751          10,735        11,049
                                        -------------  -------------    -------------  -------------    ------------   -----------

Net earnings before cumulative
  effect of change in accounting
  principle                                    17,449         17,243            1,296          1,127          15,448        15,907
Cumulative effect of change in
  accounting principle-net                                      (265)
                                        -------------  -------------    -------------  -------------    ------------   -----------
Net earnings                                 $ 17,449       $ 16,978          $ 1,296        $ 1,127        $ 15,448      $ 15,907
                                        =============  =============    =============  =============    ============   ===========

Net earnings per share - basic                 $ 1.45         $ 1.41           $ 0.11         $ 0.09          $ 1.25        $ 1.29
Net earnings per share - diluted               $ 1.33         $ 1.34           $ 0.10         $ 0.09          $ 1.12        $ 1.21

Weighted avg. number of shares - basic    12,037,000      12,037,000       11,905,000     11,905,000      12,327,000    12,327,000
Weighted avg. number of shares - diluted  13,074,000      12,659,000**     12,568,000     12,302,000**    13,752,000    13,182,000**

*  Includes reclassification of certain expenses to conform to fiscal 2002 presentation
** Weighted average number of diluted shares reflect the impact of the income tax benefit to the Company that will be realized when stock options are exercised.